Exhibit 10.5

Execution Version

ITT Holdings LLC

$325,000,000 3.92% Guaranteed Senior Notes, Series A, due May 21, 2025

$275,000,000 4.02% Guaranteed Senior Notes, Series B, due May 21, 2027

Note Purchase Agreement

Dated May 8, 2015

ITT Holdings LLC	Note Purchase Agreement

ITT Holdings LLC	Note Purchase Agreement

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ITT Holdings LLC	Note Purchase Agreement

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ITT Holdings LLC	Note Purchase Agreement

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ITT Holdings LLC	Note Purchase Agreement

ITT Holdings LLC

321 St. Charles Avenue

New Orleans, Louisiana 70130

$325,000,000 3.92% Guaranteed Senior Notes, Series A, due May 21, 2025

$275,000,000 4.02% Guaranteed Senior Notes, Series B, due May 21, 2027

May 8, 2015

To Each of the Purchasers Listed in

Schedule B Hereto:

Ladies and Gentlemen:

ITT Holdings LLC, a Delaware limited liability company (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”) and agrees with each of the Purchasers as follows:

Section 1.          Authorization of Notes.

The Company will authorize the issue and sale of (a) $325,000,000 aggregate principal amount of its 3.92% Guaranteed Senior Notes, Series A, due May 21, 2025 (the “Series A Notes”) and (b) $275,000,000 aggregate principal amount of its 4.02% Guaranteed Senior Notes, Series B, due May 21, 2027 (the “Series B Notes” and together with the Series A Notes, each as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Notes”). The Notes shall be substantially in the form set out in Schedule 1-A and Schedule 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

Section 2.          Sale and Purchase of Notes .

Section 2.1.          Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and Series specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

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ITT Holdings LLC	Note Purchase Agreement

Section 2.2.          Subsidiary Guaranty. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty on the terms set forth therein.

Section 3.          Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Greenberg Traurig, LLP, 77 West Wacker Drive, Suite 3100, Chicago, Illinois 60601, at 9:00 a.m., Chicago time, at a closing (the “Closing”) on May 21, 2015 or on such other Business Day thereafter on or prior to May 25, 2015 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes of the Series to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 47558449 at Whitney Bank, 228 St. Charles Ave., New Orleans, LA 70130, ABA #065 400153, Account Name: ITT Holdings LLC. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

Section 4.          Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.          Representations and Warranties.

(a)          Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.

(b)          Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the Closing.

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Section 4.2.          Performance; No Default. The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty, as applicable, required to be performed or complied with by it prior to or at the Closing and from the date of this Agreement to the Closing assuming that Sections 9 and 10 are applicable from the date of this Agreement. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.          Compliance Certificates.

(a)          Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2, 4.9 and 4.12 have been fulfilled.

(b)          Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (ii) the Company’s organizational documents as then in effect.

(c)          Officer’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(b) and 4.2 have been fulfilled.

(d)          Secretary’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate, limited liability company or partnership (as the case may be) proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty and (ii) such Subsidiary Guarantor’s organizational documents as then in effect.

Section 4.4.          Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from White & Case LLP, New York counsel for the Company and the Obligor Parties organized under the laws of Delaware, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) Coleman, Johnson, Artigues & Jurisich, LLC, Louisiana counsel to the Company and the Subsidiary Guarantors organized under the laws of Delaware and Louisiana, covering certain of the matters set forth in Schedule 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (c) Phelps Dunbar LLP, Louisiana counsel to the Company and the Subsidiary Guarantors organized under the laws of Louisiana, covering certain of the matters set forth in Schedule 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (d) from Greenberg Traurig, LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

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Section 4.5.          Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.          Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

Section 4.7.          Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the date of this Agreement and the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of this Agreement and the Closing, as applicable.

Section 4.8.          Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9.          Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.         Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.         Subsidiary Guaranties . As to each Subsidiary (other than an Excluded Subsidiary) which on or before the date hereof is a guarantor of, or is a borrower under, any Material Credit Facility, the Company will cause each such Subsidiary to, at the Closing, enter into a Subsidiary Guaranty.

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Section 4.12.         Intercompany Loan . The interests of Macquarie Terminal Holdings LLC in the Intercompany Loan shall be transferred to the Company pursuant to documentation satisfactory to the Administrative Agent under the Credit Agreement, with the effect that all obligations of International Tank Terminal LLC and ITT-Storage Inc. (and any other Obligor Party) under the Intercompany Loan shall be due and owing to the Company.

Section 4.13.         Credit Rating . Such Purchaser shall have received a final ratings letter provided by Fitch that the Notes, when issued, will be rated at least “BBB-”.

Section 4.14.         Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.          Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

Section 5.1.          Organization; Power and Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of its formation, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2.          Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 5.3.          Disclosure. The Company, through its agent, J.P. Morgan Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated April 2015 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to April 23, 2015 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that such projections may vary from actual results and that such variances may be material. Except as disclosed in the Disclosure Documents, since December 31, 2014, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.4.          Organization and Ownership of Shares of Subsidiaries . (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor or an Unrestricted Subsidiary as of the date of Closing.

(b)          All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)          Each Subsidiary listed in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)          No Subsidiary is subject to any legal, regulatory or contractual restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

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Section 5.5.          Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (except, in the case of any interim financial statements, for the absence of footnotes and subject to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.          Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under any (a) indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected or (b) limited liability company or corporate charter, operating agreement or by-laws or any other legal entity organizational documents or members or shareholders agreement or similar agreement or (ii) result in the creation of any Lien in respect of any property of the Company or any Subsidiary under any of the agreements, instruments or documents described in the foregoing clause (i) or (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, except in each case (excluding clauses (i)(b) and (ii) herein) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.7.          Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes except in each case that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.8.          Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 5.9.          Taxes. The Company and its Subsidiaries have filed all U.S. federal income tax returns and all other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i)  where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes are adequate and no tax liabilities that could have a Material Adverse Effect are anticipated. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2010.

Section 5.10.         Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.11.         Licenses, Permits, Etc. (a) The Company and its Subsidiaries own, possess or otherwise have the right to use all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are material, without known conflict with the rights of others, except in each case that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)          To the knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except for those infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12.         Compliance with ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect..

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(b)          The present value of the accumulated benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate value of the assets of such Plan by more than $50,000,000 in the case of any single Plan and by more than $50,000,000 in the aggregate for all underfunded Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA

(c)          The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(c) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.         Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 11 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.         Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as set forth in Section 1 of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, (i) for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or (ii) for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or (iii) assuming that no Purchaser is a broker or dealer (as defined under the Securities Exchange Act of 1934), in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

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Section 5.15.         Existing Indebtedness. . (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries expected as of the date of the Closing provided for in Section 3, assuming consummation of the transactions contemplated by this Agreement, the Credit Agreement and the related financing transactions (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guarantees thereof) and there has been no change in the principal amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries other than as disclosed to the Purchasers on or prior to the date of the Closing in the Officer’s Certificate delivered pursuant to Section 4.3(a), and after giving effect thereto on the date of the Closing the Company shall be in compliance with this Agreement, including without limitation Sections 10.3 and 10.10.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $20,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)          Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary that is outstanding in an aggregate principal amount in excess of $20,000,000, any agreement relating thereto or any other Material agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

Section 5.16.         Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Sanctioned Person”); provided that the Company’s representation in this clause (iii) solely as to its parent company is being made to its knowledge. Neither the Company, any Subsidiary nor, to the knowledge of the Company, any other Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

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(b)          No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Sanctioned Person or will otherwise be used by the Company, any Subsidiary or, to the knowledge of the Company, any other Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Sanctioned Person in violation of U.S. Economic Sanctions, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions or (iii) otherwise in violation of U.S. Economic Sanctions.

(c)          Neither the Company, any Subsidiary nor, to the knowledge of the Company, any other Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Subsidiary is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)          (1)         Neither the Company, any Subsidiary nor, to the knowledge of the Company, any other Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iii) has been or is the target of sanctions imposed by the United Nations or the European Union. Neither the Company nor any Controlled Entity, to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws;

(2)         To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

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(3)         No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Subsidiary is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17.         Status under Certain Statutes. Neither the Company nor any Subsidiary is (a) subject to regulation under the Investment Company Act of 1940, as amended, or the Federal Power Act, as amended or (b) otherwise subject to any other regulatory scheme (x) limiting its ability to incur debt or requiring any approval or consent from or registration or filing with, any Governmental Authority in connection therewith or (y) which may otherwise render this Agreement or all or any portion of the Notes unenforceable.

Section 5.18.         Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any Subsidiary or any of their respective Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)          Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)          Neither the Company nor any Subsidiary (i) has become subject to any Environmental Liability, (ii) has received notice of any claim with respect to any Environmental Liability or (iii) knows of any basis for any Environmental Liability, in each case with respect to Environmental Liabilities that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.19.         Insurance . The property of the Company and its Subsidiaries  is insured with financially sound and reputable insurance companies which are not Affiliates, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company and the Subsidiaries operate.

Section 5.20         Labor Relations . There are no strikes, lockouts or other labor disputes or grievances against the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, or to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary, and no significant unfair labor practice, charges or grievances are pending against the Company or any Subsidiary, or to the knowledge of the Company threatened against any of them before any Governmental Authority. All payments due from the Company and its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Company and its Subsidiaries, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

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Section 6.          Representations of the Purchasers.

Section 6.1.          Purchase for Investment. Each Purchaser severally represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and it is purchasing the Notes for its own account or for one or more separate accounts (which are also “accredited investors”) maintained by such Purchaser or for the account of one or more pension or trust funds (which are also “accredited investors”) and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.          Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)          the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)          the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

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(c)          the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)          the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e)          the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)          the Source is a governmental plan; or

(g)          the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)          the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

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As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.          Information as to Company

Section 7.1.          Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a)          Quarterly Statements — within 45 days after the end of each quarterly fiscal period in each fiscal year of the Obligor Parties (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)          an unaudited consolidated balance sheet of (A) the Obligor Parties and (B) the Company and its Subsidiaries, as at the end of such quarter, and

(ii)         unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of (A) the Obligor Parties and (B) the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)          Annual Statements — within 90 days after the end of each fiscal year of the Company, duplicate copies of

(i)          a consolidated balance sheet of (A) the Obligor Parties and (B) the Company and its Subsidiaries, as at the end of such year, and

(ii)         consolidated statements of income, changes in shareholders’ equity and cash flows of (A)  the Obligor Parties and (B) the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification, exception or explanation and without any qualification or exception as to the scope of the audit (other than due to the pending maturity of any Material Credit Facility) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

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(c)          SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, material notice or proxy statement sent by any Obligor Party to its principal lending banks as a whole under the Material Credit Facility (for the avoidance of doubt, excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing, borrowing or issuance notices, and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by any Obligor Party with the SEC and of all press releases and other statements made available generally by any Obligor Party to the public concerning developments that are Material;

(d)          Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of (i) the existence of any Default or Event of Default or (ii) that any Person has given any notice or taken any action with respect to a claimed default hereunder or (iii) that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)          ERISA Matters — promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability to the Obligor Parties in an aggregate amount exceeding $50,000,000, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto;

(f)          Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any material notice to any Obligor Party from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)          Resignation or Replacement of Auditors — within ten Business Days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request;

(h)          Leverage Ratio Spikes – promptly following an acquisition for which the Company wishes to include Consolidated Acquisition EBITDA Adjustments for purposes of calculating the Leverage Ratio under Section 10.10(a), quarterly financial statements that demonstrate in reasonable detail the historical Consolidated EBITDA for the trailing four-quarter period attributable to any Person that is acquired by, and itself becomes, an Obligor Party, or the business or assets of any Person or operating division or business unit of any Person acquired by an Obligor Party;

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(i)          Credit Ratings— with reasonable promptness, notification of any change to any of the Credit Ratings of the Company; and

(j)          Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor Party or relating to the ability of the Company to perform its obligations hereunder and under the Notes or any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, as from time to time may be reasonably requested by any such holder of a Note.

Section 7.2.          Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)          Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that any Obligor Party has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b)          Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligor Parties from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event exists, specifying the nature and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.          Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a)          No Default — if no Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Obligor Parties with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants (provided that the Company may, if it so chooses, be present at or participate in any such discussion), and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Obligor Parties, all at such reasonable times and as often as may be reasonably requested in writing; and

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(b)          Default — if an Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Notwithstanding anything to the contrary herein, neither the Company nor any of its Subsidiaries shall be required to disclose, permit the inspection, examination or making of copies or abstracts of, or any discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to such Institutional Investor (or its representatives) is prohibited by applicable law or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product, provided that promptly after determining that the Company is not permitted to disclose any such information as a result of items (i) , (ii) or (iii), the Company shall provide each of the holders with an Officer’s Certificate describing the circumstances under which the Company is not permitted to disclose such information, provided further that the Responsible Officer delivering such Officer’s Certificate may rely upon the advice of counsel (which may be provided by in-house counsel of the Company) as to matters of law, rule or regulation with respect to any information that the Company is prohibited from disclosing under any of the circumstances described in this Section 7.3.

Section 7.4.          Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a) or (b) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(i)          such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail; or

(ii)         such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access;

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provided however, that in the case of any of clauses (ii), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 8.          Payment and Prepayment of the Notes.

Section 8.1.          Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.          Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.          Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.          Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

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Section 8.5.          Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or such Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 33% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.          Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the ask-side yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

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If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.          Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

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Section 8.8.          Prepayments Upon a Change of Control .

(a)          Notice of Change of Control. The Company will, at least 30 days prior to any Change of Control, give written notice of such Change of Control to each holder of the Notes. Such notice shall contain and constitute an offer to prepay the Notes as described in Section 8.8(b) and shall be accompanied by the certificate described in Section 8.8(f).

(b)          Offer to Prepay Notes. The offer to prepay Notes contemplated by Section 8.8(a) shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) at the time of the occurrence of the Change of Control (the “Change of Control Proposed Prepayment Date”).

(c)          Notice of Acceptance of Offer under Section 8.8(a). If the Company shall at any time receive an acceptance to an offer to prepay Notes under Section 8.8(a) from some, but not all, of the holders of the Notes, then the Company will, within two (2) Business Days after the receipt of such acceptance, give written notice of such acceptance to each other holder of the Notes.

(d)          Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance to be delivered to the Company at least ten (10) days prior to the Change of Control Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.

(e)          Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, and without any Make-Whole Amount, with respect thereto. The prepayment shall be made on the Change of Control Proposed Prepayment Date.

(f)          Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.5 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Obligors and dated the date of such offer, specifying: (i) the Change of Control Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Change of Control Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.

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Section 8.9.          Prepayments of Notes in Connection with Asset Dispositions

(a)          Notice and Offer.  If the Company is required to offer to prepay Notes in accordance with Section 10.3(b)(vii), the Company will give written notice thereof to the holders of all Notes then outstanding. Such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay, at the election of each holder, each outstanding Note held by such holder in a principal amount which equals the Ratable Portion of such Note on a date specified in such notice (which date shall be a Business Day) that is not less than 30 days and not more than 60 days after the date of such notice (the “Disposition Prepayment Date”), together with interest on the amount to be so prepaid accrued to the prepayment date (but, for the avoidance of doubt, without any premium, penalty or Make-Whole Amount).  If the Disposition Prepayment Date shall not be specified in such offer, the Disposition Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer.

(b)          Acceptance and Payment. A failure of a holder of Notes to respond to a prepayment offer pursuant to this Section 8.9 in writing on or prior to a date at least ten (10) Business Days prior to the Disposition Prepayment Date (such date ten (10) Business Days prior to the Disposition Prepayment Date being the “Disposition Response Date”), shall be deemed to constitute a rejection of the offer. To accept such offer, a holder of Notes shall cause a notice of such acceptance to be delivered to the Company not later than the Disposition Response Date.  Prepayment of the Notes to be made pursuant to this Section 8.9 shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the date of prepayment (but, for the avoidance of doubt, without any premium, penalty or Make-Whole Amount). The prepayment shall be made on the Disposition Prepayment Date determined for prepayment pursuant to Section 8.9(a).

(c)          Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.9 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the Disposition Prepayment Date and the Disposition Response Date, (ii) the net proceeds in respect of the applicable disposition, (iii) that such offer is being made pursuant to this Section 8.9 and Section 10.3(b)(vii), (iv) the Ratable Portion of each Note offered to be prepaid, (v) the interest that would be due on each Note offered to be prepaid, accrued to the prepayment date and (vi) in reasonable detail, the nature of such disposition.

Section 9.          Affirmative Covenants.

From the date of this Agreement, until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1.          Compliance with Laws. Without limiting Section 10.9, the Company will, and will cause each of the Obligor Parties to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 9.2.          Insurance. The Company will, and will cause each of the Obligor Parties to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves in accordance with GAAP are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.          Maintenance of Properties. The Company will, and will cause each of the Obligor Parties to, maintain and keep, or cause to be maintained and kept, their respective material properties in good working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.          Payment of Taxes and Claims. The Company will, and will cause each of the Obligor Parties to file or cause to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and pay all U.S. federal income tax and other material income and other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, in each case to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor Party, provided that an Obligor Party need not pay any such income or other tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by such Obligor Party on a timely basis in good faith and in appropriate proceedings, and such Obligor Party has established adequate reserves therefor in accordance with GAAP on the books of such Obligor Party or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.          Corporate Existence, Etc. Subject to Section 10.3, the Company will at all times preserve and keep its limited liability company existence in full force and effect. Subject to Sections 10.3 the Company will at all times preserve and keep in full force and effect the corporate or other legal existence of each of the other Obligor Parties (unless merged into the Company or another Obligor Party) and all rights and franchises of the Obligor Parties unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

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Section  9.6.          Books and Records. The Company will, and will cause each of the Obligor Parties to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Obligor Party, as the case may be. The Company will, and will cause each of the Obligor Parties to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and the Obligor Parties have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of the Obligor Parties to, continue to maintain such system.

Section 9.7           Additional Subsidiaries, Subsidiary Guarantors and Release of Subsidiary Guarantors. (a) If any Subsidiary is acquired or formed by an Obligor Party after the date of Closing, the Company shall, within thirty (30) days after any such Subsidiary is acquired or formed, either (x) designate such Subsidiary as an Unrestricted Subsidiary in a written notice to the holders, (y) other than in the case of an Excluded Subsidiary, cause such Subsidiary to become a Subsidiary Guarantor in accordance with Section 9.7(d) or (z) in the case of an Excluded Subsidiary, designate such Subsidiary as a Restricted Subsidiary in a written notice to the holders.

(b)          If the Company (or any Subsidiary of the Company that is not an Obligor Party) has, acquires or forms a Subsidiary, the Company may also, at its sole option, declare such Subsidiary to be a Subsidiary Guarantor (and an Obligor Party) by causing such Subsidiary to become a Subsidiary Guarantor in accordance with Section 9.7(d).

(c)          The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith become a Subsidiary Guarantor in accordance with Section 9.7(d), in each case, other than where an Excluded Subsidiary is a sole borrower or co-borrower or guarantor in respect of Indebtedness of another Excluded Subsidiary.

(d)          A Subsidiary shall become a Subsidiary Guarantor by executing and delivering to each holder of a Note a Guaranty Supplement, accompanied by (i) certified copies of certificates or articles of incorporation or organization, by-laws, membership operating agreements and other organizational documents, certificates of continuing existence and good standing, and appropriate authorizing resolutions of the board of directors of such Subsidiaries regarding the execution and delivery of such Guaranty Supplement and the performance by such Subsidiary of its obligations under the Subsidiary Guaranty and (ii) an opinion of counsel relating to such Subsidiary and such Guaranty Supplement and Subsidiary Guaranty comparable to the opinion of counsel delivered pursuant to Section 4.4(a) or otherwise reasonably satisfactory to the Required Holders. No Subsidiary that becomes a Subsidiary Guarantor shall thereafter cease to be a Subsidiary Guarantor or be entitled to be released or discharged from its obligations under the Subsidiary Guaranty (other than in accordance with the terms hereof).

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(e)          Once a Subsidiary becomes a Subsidiary Guarantor or, in the case of an Excluded Subsidiary, a Restricted Subsidiary, it cannot thereafter be declared an Unrestricted Subsidiary.

(f)          If the Company designates a Subsidiary to be an Unrestricted Subsidiary pursuant to Section 9.7(a), then (1) such Subsidiary shall not be an Obligor Party, (2) the affirmative and negative covenants set forth in Sections 9 and 10 shall not apply to such Subsidiary and (3) the Equity Interests in any such Subsidiary may be pledged to lenders of such Subsidiary.

(g)          If, in compliance with the terms and provisions of this Agreement, all or substantially all of the Equity Interests or property of any Subsidiary Guarantor are sold or otherwise transferred to a Person or Persons none of which is an Obligor Party in a transaction permitted under this Agreement and a Responsible Officer of the Company shall have delivered an Officer’s Certificate to the holders of Notes certifying such compliance, such Subsidiary Guarantor shall, upon the consummation of such sale or transfer or other transaction and delivery of such certificate, be automatically released from its obligations under the Subsidiary Guaranty.

Section 9.8           Maintenance of a Rating.  On a date in the year 2016 that is not later than the anniversary of the date of Closing and on or within sixty (60) days prior to such date in each year thereafter, for so long as any Notes shall remain outstanding, the Company shall submit an application and take all other commercially reasonable steps to obtain a letter from an NRSRO confirming that such NRSRO assigns a rating to the Notes and specifying the rating then so assigned to the Notes and shall furnish a copy of such letter to the holders of Notes in accordance with Section 18.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 9 on or after the date of this Agreement and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

Section 10.         Negative Covenants.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1.          Indebtedness. The Company will not, and will not permit any other Obligor Party to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)	Indebtedness under the Notes;

(b)	(x) Indebtedness under the Credit Agreement (up to the commitments in effect on the date hereof), (y) other Indebtedness expected as of the date of the Closing and set forth on Schedule 5.15 and (z) other Indebtedness existing on the date of this Agreement which shall be repaid in full on or prior to the date of the Closing;

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(c)	Indebtedness of any Obligor Party owed to another Obligor Party, provided that any Indebtedness of a Foreign Obligor Party owed to a US Obligor Party shall be subject to the limitations set forth in Section 10.4(n);

(d)	Guarantees by any Obligor Party of Indebtedness owed by any other Obligor Party; provided that any Guarantee by any US Obligor Party of Indebtedness of any Foreign Obligor Party shall be subject to the limitations set forth in Section 10.4(n);

(e)	Indebtedness of any Person that becomes an Obligor Party after the date of this Agreement, provided that such Indebtedness exists at the time that such Person becomes an Obligor Party and is not created in contemplation of or in connection with such Person becoming an Obligor Party;

(f)	Hedging Obligations permitted under Section 10.7;

(g)	Intercompany Taxable Bond Obligations issued after the date of Closing in an aggregate amount not to exceed $350,000,000 at any one time outstanding;

(h)	Tax-Exempt Bond Obligations issued after the date of Closing in an aggregate amount not to exceed $300,000,000 at any one time outstanding;

(i)	(w) reimbursement obligations in connection with performance or surety bonds or guaranties or letters of credit and other obligations of a like nature entered into in the ordinary course of business in an aggregate amount not to exceed $15,000,000, (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within four Business Days of its incurrence, (y) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business and (z) Indebtedness representing deferred compensation to employees of the Obligor Parties incurred in the ordinary course of business;

(j)	other Indebtedness of the Obligor Parties to the extent that after giving effect to the incurrence of such Indebtedness, the Company would be in compliance with Section 10.10(a) and (c); provided that with respect to any increase in the revolving commitments under the Credit Agreement after the date hereof, the Company shall be in compliance with Section 10.10(a) and (c), in each case, after giving pro forma effect to such increase in commitments (assuming such incremental commitments are fully funded for purposes of this clause) solely on the date of the effectiveness of such increase; and

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(k)	refinancings, extensions or renewals of any of the foregoing Indebtedness incurred pursuant to clause (b) to the extent (1) the principal amount thereof is not increased except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees and commissions (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, extension or renewal (including extensions, renewals or replacements of guarantees in respect of such Indebtedness as so refinanced, extended or renewed), (2) has a weighted average life to maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (3) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (4) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended, (5) if subordinated, it is subordinated to the Notes at least to the same extent and in the same manner as the Indebtedness being refinanced or extended, and (6) is otherwise on terms no less favorable to the Obligor Parties and Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended.

Section 10.2.          Negative Pledge. The Company will not, and will not permit any other Obligor Party to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a)	Permitted Encumbrances;

(b)	Liens on cash collateral securing any letter of credit or bankers’ acceptance issued under the Credit Agreement, provided that such cash collateral shall only be granted (i) substantially concurrently with the voluntary cancellation by the Obligor Parties of the lending commitments and the termination of the Credit Agreement for which letters of credit or bankers’ acceptance were issued thereunder and remain outstanding after such termination or (ii) to cover a defaulting lender’s participation in any issued and outstanding letter of credit or bankers’ acceptance (in each case, in accordance with the terms of the Credit Agreement in effect on the date hereof);

(c)	(x) any Liens on any property or asset of the Obligor Parties expected as of the date of the Closing and described on Schedule 5.15, provided that such Liens shall not apply to any other property or asset of the Obligor Parties and (y) Liens on any property or asset of the Obligor Parties existing on the date of this Agreement; provided that the obligations with respect thereto shall be repaid in full on or prior to the date of the Closing;

(d)	any Lien (i) existing on any asset of any Person at the time such Person becomes an Obligor Party, (ii) existing on any asset of any Person at the time such Person is merged with or into any Obligor Party as permitted under this Agreement, (iii) existing on any asset prior to the acquisition thereof by any Obligor Party; provided that any such Lien was not created in contemplation of any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes an Obligor Party or the date of such merger or such acquisition;

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(e)	extensions, renewals, or replacements of any Lien referred to in paragraphs (b) and (c) of this Section 10.2; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

(f)	Liens on Equity Interests of Unrestricted Subsidiaries owned by the Obligor Parties to secure Indebtedness owed by such Unrestricted Subsidiaries;

(g)	Liens on infrastructure improvements made on the property of the Obligor Parties in an aggregate amount not to exceed $75,000,000, to the extent covered by the terminalling agreements between the Obligor Parties on the one hand and their customers on the other hand, which infrastructure improvements are legally owned by customers of the Obligor Parties during the duration of the terminalling agreements but treated as assets of the Obligor Parties under GAAP;

(h)	Liens (including Capital Leases) in favor of the Governmental Authorities issuing Tax Exempt Bonds permitted under Section 10.1(h) so long as such Liens only apply to the improvements or facility financed with the proceeds from such issuance of such Tax Exempt Bonds, and Capital Leases of improvements or facilities by the Obligor Parties from Governmental Authorities that issue Intercompany Taxable Bonds permitted under Section 10.1(g) solely to the extent such improvements and facilities are required to be owned by such Governmental Authorities in order to obtain the related ad valorem property tax exemptions; and

(i)	other Liens securing Indebtedness of the Obligor Parties not otherwise permitted by the foregoing clauses (a) through (h), provided that the Indebtedness secured thereby is permitted by Section 10.10(a) and (c).

Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries (other than in the case where an Excluded Subsidiary is a sole borrower or co-borrower or guarantor in respect of Indebtedness of another Excluded Subsidiary) to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any Guarantee delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

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Section 10.3.          Fundamental Changes. (a) The Company will not, and will not permit any of the other Obligor Parties to, merge into, amalgamate with or consolidate into any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of the assets of the Obligor Parties taken as a whole (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) any Obligor Party may sell, lease, transfer or otherwise dispose of any assets to the Company, and may merge with the Company as long as the Company is the surviving Person, (ii) any Subsidiary Guarantor (other than any Specified Guarantor) may sell, lease, transfer or otherwise dispose of any assets to, and may merge with, another Subsidiary Guarantor, and any Specified Guarantor may sell, lease, transfer or otherwise dispose of any assets to, and may merge with, another Specified Guarantor, (iii) any Foreign Obligor Party (y) may merge with any Person that is not an Obligor Party so long as such Foreign Obligor Party is the surviving Person and after giving pro forma effect to such merger, no Default or Event of Default would have occurred or be continuing or (z) may sell, lease, transfer or otherwise dispose of any assets to, and may merge with, another Foreign Obligor Party, (iv) any Obligor Party may merge with any Person that is not a Obligor Party so long as a Obligor Party is the surviving Person and after giving pro forma effect to such merger, no Default or Event of Default would have occurred or be continuing, and (v) any Subsidiary (other than any Specified Guarantor) may liquidate or dissolve, and the Company or any of its Subsidiaries may change its legal form, in each case if the Company determines in good faith that such actions is in the best interest of the Company and its Subsidiaries;

(b)          The Company will not, and will not permit any of the other Obligor Parties to make any disposition of assets, other than

(i)          dispositions of inventory in the ordinary course of business;

(ii)         dispositions in the ordinary course of business of equipment, fixtures or other property no longer required and used in the operation of the business of the Obligor Parties or that are obsolete, worn out or surplus property;

(iii)        dispositions among Obligor Parties, provided that dispositions of all or any portion of the Bayonne, Geismar and St. Rose facilities pursuant to this clause (iii) may only be made among Specified Guarantors;

(iv)        dispositions of Permitted Investments, delinquent receivables and property subject to casualty or condemnation;

(v)         to the extent constituting dispositions that are permitted as such by the express terms thereof, Liens expressly permitted pursuant to Section 10.2 (but, for the avoidance of doubt, not the exercise of rights of lienholders with respect thereto), Investments expressly permitted pursuant to Section 10.4 and Restricted Payments expressly permitted pursuant to Section 10.5;

(vi)        dispositions of assets to the extent in exchange for or replaced by other assets of equivalent or superior value, if the exchange or replacement is substantially contemporaneous and, if the aggregate net book value thereof exceeds $1,000,000, is accompanied by a fairness opinion from an investment bank that such exchange or replacement and all related transactions, taken as a whole, are fair from a financial point of view; provided that in no event shall all or a material portion of the assets or property of the Bayonne, Geismar and St. Rose facilities be exchanged or replaced pursuant to this clause (vi); and

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(vii)       disposition of assets so long as the aggregate net book value of such assets in any Fiscal Year does not exceed 10% of the consolidated total assets of the Company as of the last day of the prior Fiscal Year; provided that dispositions of assets shall not be taken into account in the calculation of whether such 10% threshold is exceeded under this clause (vii) where the net proceeds thereof are applied within 365 days of the date of such disposition to (i) the permanent repayment of senior Indebtedness of the Company or any Subsidiary Guarantor, other than Indebtedness between or among the Company and its Subsidiaries or Affiliates (and in connection with any such repayment of senior Indebtedness, the Company shall offer to apply a pro rata amount of the net proceeds to the prepayment of the Notes, pro rata with all other such Indebtedness then being repaid, in accordance with Section 8.9; and for purposes of this clause (vii) the offer to prepay the Notes shall constitute repayment of such Notes whether or not such offer is accepted by the holders of the Notes in accordance with Section 8.9); or (ii) the direct or indirect acquisition of assets (including the acquisition of equity in a Person that will become a Subsidiary Guarantor) to be used in the ordinary course of business of the Company or any Subsidiary Guarantor; provided, further, that immediately before and after giving pro forma effect to any asset disposition under this clause (vii), no Event of Default shall exist or would result therefrom and the Company shall be in compliance with Section 10.10(a) as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered.

(c)          The Company will not, and will not permit any of the other Obligor Parties to, engage in any business other than businesses of the type conducted by the Obligor Parties on the date of Closing as described in the Memorandum and businesses reasonably related or incidental thereto, or reasonable extensions thereof.

(d)          The Company will not, and will not permit any of the other Obligor Parties, to create, form, acquire or permit to exist any Subsidiary other than (i) Subsidiaries that become Obligor Parties, or (ii) Subsidiaries that have been designated as “Unrestricted Subsidiary” in a written notification to the holders, in accordance with Section 9.7.

Section 10.4.          Investments, Loans, Etc. The Company will not, and will not permit any of the other Obligor Parties to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger), any common stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing), of, make or permit to exist any loans or advances to, Guarantee any obligations of or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called “Investments”) or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Persons that constitute a business unit, except:

(a)	Permitted Investments;

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(b)	Investments existing on the date of this Agreement and described in Schedule 10.4;

(c)	Investments in or to (or for the benefit of, with respect to any Guarantee) any US Obligor Party and (ii) in the case of any Foreign Obligor Party, Investments in or to (or for the benefit of, with respect to any Guarantee) any other Foreign Obligor Party;

(d)	Loans or advances to employees, officers or directors of the Obligor Parties in the ordinary course of business for travel, relocation and related expenses, provided that the aggregate amount of all such loans and advances shall not exceed $2,000,000 at any time;

(e)	Hedging Transactions permitted by Section 10.7 and Guarantees of Indebtedness permitted by Section 10.1;

(f)	acquisitions by the Obligor Parties of assets owned by, or all or a majority of the Equity Interests of, any Person that it not an Obligor Party, so long as (i) the acquired business is in the same line of business as the Obligor Parties or is a business reasonably related thereto, (ii) after giving pro forma effect thereto, the Company is in compliance with Section 10.10(a) and (b), which shall be recomputed as of the day of the most recently ended Fiscal Quarter (for which financial statements are required to have been delivered) as if such acquisition has occurred as of the first day of each relevant period for testing compliance, and the Company shall have delivered to the holders of Notes an Officer’s Certificate to that effect, (iii) before and after giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iv) the board of directors (or equivalent thereof) of such Person whose assets or stock is being acquired has approved the acquisition and (v) the Person so acquired becomes an Obligor Party, or the assets so acquired are held by an Obligor Party;

(g)	Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof and other credits to suppliers, in each case, in the ordinary course of business;

(h)	Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit (or similar provisions of requirements of law) and Article 4 customary trade arrangements with customers consistent with past practices (or similar provisions of requirements of law);

(i)	Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy workout, recapitalization or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with or judgments against, customers and suppliers arising in the ordinary course of business, (ii) upon the foreclosure with respect to any secured Investment that is permitted hereunder, or (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes;

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(j)	loans and advances to IMTT Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to IMTT Holdings (or such direct or indirect parent) in accordance with Section 10.5 (it being understood and agreed that each applicable provision of Section 10.5 shall be deemed utilized by the outstanding aggregate principal amount of such loans and advances made in reliance on this clause (j));

(k)	advances of payroll payments to directors, officers and employees in the ordinary course of business;

(l)	Investments to the extent funded solely with the net cash proceeds of equity issuances of IMTT Holdings (or any direct or indirect parent thereof) that are contributed and received by the Company, if and to the extent immediately before and after giving pro forma effect to such Investment, no Event of Default shall exist or would result therefrom and the Company shall be in compliance with Section 10.10(a) as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered;

(m)	Investments held by Subsidiaries that are acquired after the date of Closing, to the extent such Investment were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(n)	other Investments made after the date of this Agreement, which in the aggregate do not exceed $150,000,000 at cost at any time during the term of this Agreement, provided that Investments in Persons that are not Obligor Parties under this clause (n) shall not exceed $100,000,000 at cost in the aggregate at any time during the term of this Agreement; and

(o)	Investments in Intercompany Taxable Bonds;

provided, that the restrictions in this Section 10.4 shall be suspended and of no force or effect at any time that (i) the Company maintains a Credit Rating of at least Baa3 by Moody’s or at least BBB- by S&P, in each case on a stable basis, (ii) immediately prior to the proposed Investment, no Default or Event of Default as a result of breach of this Section 10.4 shall exist and is continuing, and (iii) immediately prior to and after giving effect to the proposed Investment, no Default or Event of Default as a result of breach of any provisions of the Loan Documents (other than this Section 10.4) shall exist or would result therefrom.

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Section 10.5.           Restricted Payments. . The Company will not, and will not permit any of the other Obligor Parties to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except for the following:

(a)	Restricted Payments made to any Obligor Party,

(b)	Restricted Payments made to IMTT Holdings or its direct or indirect owners (i) with respect to US federal, state, local or foreign income, franchise and other taxes payable to IMTT Holdings or its direct or indirect owners in an amount necessary to pay such taxes that are attributable (or arising as a result of) the income and/or assets of or operations of the US Obligor Parties; provided that the amount payable by any Obligor Party pursuant to this subclause (i) shall not exceed the amount of such taxes the US Obligor Parties would have been required to pay in respect of U.S. federal, state, local or foreign taxes, as the case may be, in respect of such year if the US Obligor Parties had paid such taxes directly as a stand-alone group with the Company as the parent of such combined or consolidated group and with its first taxable year beginning on the date hereof, and taking into account any net operating loss carryforwards attributable to the US Obligor Parties, as the case may be; or (ii) with respect to customary overhead, accounting and similar costs and expenses of IMTT Holdings in the ordinary course of business, attributable to the activities of the Company and its Subsidiaries (but not for the activities of any other Subsidiaries of IMTT Holdings (excluding the Company and its Subsidiaries)), and

(c)	other Restricted Payments so long as for purposes of this clause (c): at the time such Restricted Payment is declared (if and to the extent such Restricted Payment is made within 15 days following such declaration), or if not declared, at the time such Restricted Payment is made, (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) after giving pro forma effect to the payment of such Restricted Payment, the Obligor Parties would be in pro forma compliance with the Leverage Ratio required as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered.

Section 10.6.          Transactions with Affiliates. The Company will not, and will not permit any of the other Obligor Parties to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Obligor Parties than could be obtained on an arm’s-length basis from unrelated third parties (for the avoidance of doubt, including costs allocated pursuant to the Management Agreement), (b) transactions between or among the US Obligor Parties not involving any other Affiliates, (c) transactions between or among the Foreign Obligor Parties not involving any other Affiliates or (d) transactions expressly permitted under Sections 10.1, 10.2, 10.3, 10.4 or 10.5.

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ITT Holdings LLC	Note Purchase Agreement

Section 10.7.           Hedging Transactions. The Company will not, and will not permit any of the other Obligor Parties to, enter into any Hedging Transaction, other than Hedging Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Obligor Parties are exposed in the conduct of their business or the management of their liabilities, and not for speculative purposes. For the avoidance of doubt, a Hedging Transaction entered into (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness is not a Hedging Transaction entered into in the ordinary course of business to hedge or mitigate risks.

Section 10.8.           Amendments to Partnership Agreements and Bond Documents. The Company will not, and will not permit any of the other Obligor Parties to, amend or modify the partnership agreements, certificates of incorporation, bylaws and other organizational documents of the Obligor Parties or the Management Agreement in a manner materially adverse to the holders of Notes; provided that the foregoing shall not apply to amendments or modifications required in connection with the consummation of transactions permitted by Section 10.3.

Section 10.9.          Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Sanctioned Person), own or control a Sanctioned Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of or subject to sanctions under any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions.

Section 10.10.          Financial Covenants.

(a)	Leverage Ratio. The Company will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending June 30, 2015, a Leverage Ratio of not greater than 5.00 to 1.00, provided that to the extent that the Company or any of its Restricted Subsidiaries (i) consummates (A) during any Fiscal Quarter, an individual acquisition for which the aggregate consideration is $50,000,000 or more (to the extent that the Company makes a Leverage Ratio Increase Election in respect thereof, a “Material Acquisition”) or (B) in any twelve-month period, one or more acquisitions (excluding Material Acquisitions) for which the aggregate consideration is $100,000,000 or more, and (ii) within 30 days of making such acquisition or acquisitions referred to in clause (i), the Company notifies the holders that it elects to increase the maximum Leverage Ratio threshold as a result thereof (an “Leverage Ratio Increase Election”), then the maximum Leverage Ratio threshold for such Fiscal Quarter in which such individual acquisition described in clause (A) occurred or in which the aggregate consideration for such acquisitions described in clause (B) equaled or exceeded $100,000,000 (the “Subject Quarter”) and the immediately two following Fiscal Quarters shall be increased to 5.50:1.00; provided further, for the third Fiscal Quarter following the Subject Quarter, the maximum Leverage Ratio threshold shall be reduced to 5:00:1:00, and the Company may not make any Leverage Ratio Increase Election during such third Fiscal Quarter.

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ITT Holdings LLC	Note Purchase Agreement

(b)	Interest Coverage Ratio. The Company will maintain, as of the end of each Fiscal Quarter, an Interest Coverage Ratio of not less than 3.00 to 1.00, provided that the foregoing covenant shall be suspended and of no force or effect at any time that the Company maintains a Credit Rating of at least Baa2 by Moody’s and/or at least BBB by S&P, in each case on a stable basis.

(c)	Priority Indebtedness. The Company will not permit Priority Indebtedness (excluding Indebtedness repaid on or prior to the date of the Closing) at any time to exceed 10% of Consolidated Net Tangible Assets (calculated as of the end of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 7.1).

(d)	Restricted Subsidiaries Test. The Company will not permit at any time, when calculated for the 12-month period ending on the most recently ended Fiscal Quarter (and such calculation shall be made as of 90 days after the end of each Fiscal Year and as of 45 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of each Fiscal Year), (i) the net income of the Company and its Restricted Subsidiaries to be less than 80% of the consolidated net income of the Company and all of its Subsidiaries and (ii) the total assets of the Company and its Restricted Subsidiaries to be less than 80% of the total assets of the Company and all of its Subsidiaries (in each of the foregoing cases, as the same would be shown in the consolidated financial statements of the Company and its Restricted Subsidiaries or the Company and all of its Subsidiaries, as the case may be, prepared in accordance with GAAP).

(e)	Project EBITDA Adjustments. The Company may elect to include Consolidated Material Project EBITDA Adjustments for purposes of calculation of the Leverage Ratio in Section 10.10(a), so long as the Company has provided to the holders at least 60 days’ notice of such election prior to the date on which the Company expects to include any Consolidated Material Project EBITDA Adjustment for purposes of calculating the Leverage Ratio, which notice shall include projections in reasonable detail setting forth such Consolidated Material Project EBITDA Adjustment for each of the following four consecutive Fiscal Quarters.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 10 on or after the date of this Agreement and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

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ITT Holdings LLC	Note Purchase Agreement

Section 11.         Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)          the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)          the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)          the Company defaults in the performance of or compliance with any term contained in Section 7.1(d)(i) or Section 10 (other than Section 10.9); or

(d)          the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)          (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f)          (i) any Obligor Party is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of $20,000,000 (or its equivalent in the relevant currency of payment) beyond any required notice or any applicable grace period provided with respect thereto, or (ii) any Obligor Party is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount in excess of $20,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Obligor Party has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount in excess of $20,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require any Obligor Party so to purchase or repay such Indebtedness; or

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ITT Holdings LLC	Note Purchase Agreement

(g)          any Obligor Party (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)          a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor Party, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor Party, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)          one or more final judgments or orders for the payment of money aggregating in excess of $30,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against any Obligor Party and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)          an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred and are continuing, could reasonably be expected to result in a Material Adverse Effect; or

(k)          any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty.

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ITT Holdings LLC	Note Purchase Agreement

Section 12.         Remedies on Default, Etc.

Section 12.1.          Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)          If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)          If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.          Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.          Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

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ITT Holdings LLC	Note Purchase Agreement

Section 12.4.          No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.         Registration; Exchange; Substitution of Notes.

Section 13.1.          Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.          Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1-A or 1-B, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 and to have agreed to the provisions set forth in Section 14.2 and 20. Notwithstanding the foregoing, no holder of a Note shall be permitted to transfer a Note, nor assign or participate any interest in a Note, to any Disqualified Institution, without the prior written consent of the Company (in its sole discretion).

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ITT Holdings LLC	Note Purchase Agreement

Section 13.3.          Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)          in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)          in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.         Payments on Notes.

Section 14.1.          Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

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Section 14.2.          Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other reasonable method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3.          Reporting Requirements and Backup Withholding. In general, under Section 6049 of the Code, IRS information reporting requirements will apply to certain payments of principal, interest and premium paid on Notes, and to the proceeds paid on the sale of Notes, to a United States holder that is not an exempt recipient (exempt recipients include, inter alia, corporations and foreign entities). Under Section 3406 of the Code, backup withholding tax (currently at a rate of 28%) will apply to such payments if the holder fails to provide a correct taxpayer identification number or certification of foreign or other exempt status or fails to certify that such holder has not been notified by the IRS that such holder is subject to backup withholding for failure to report interest or dividend payments. Any amounts withheld from a payment to a United States holder under the backup withholding rules are allowed as a credit against the holder’s United States federal income tax liability and may entitle the United States holder to a refund, provided that the required information is furnished to the IRS.

Section 15.         Expenses, Etc.

Section 15.1.          Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented, out-of-pocket costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, one local counsel in each applicable jurisdiction and, solely, in the event of a conflict of interest, one additional counsel for each group subject to such conflict of interest) incurred by the Purchasers and each other holder of a Note in connection with such transactions. In addition, the Company will pay all costs and expenses (including attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the each holder of a Note in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

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ITT Holdings LLC	Note Purchase Agreement

Section 15.2.          Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 16.         Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.         Amendment and Waiver.

Section 17.1.          Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)          no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;

(b)           no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2 and Section 17.1(c)), 11(a), 11(b), 12, 17 or 20.

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ITT Holdings LLC	Note Purchase Agreement

Section 17.2.          Solicitation of Holders of Notes.

(a)          Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)          Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.

(c)          Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.          Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note.

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ITT Holdings LLC	Note Purchase Agreement

Section 17.4.          Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.         Notices.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)          if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)         if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)        if to the Company, to the Company at its address set forth at the beginning hereof to the attention of John Siragusa, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.         Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

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ITT Holdings LLC	Note Purchase Agreement

Section 20.         Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

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ITT Holdings LLC	Note Purchase Agreement

Section 21.         Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.         Miscellaneous.

Section 22.1.          Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.          Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

It is understood and agreed that, notwithstanding anything to the contrary in GAAP or set forth herein, where reference is made to the Obligor Parties on a consolidated basis or the Company and its Subsidiaries on a consolidated basis or similar language, such consolidation shall not include any Unrestricted Subsidiary for purposes of the calculations of financial covenants or any ratio tests.

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ITT Holdings LLC	Note Purchase Agreement

Section 22.3.          Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.          Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.5.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of executed signature facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 22.6.          Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating out of this Agreement, the Notes or the Subsidiary Guaranty and the transactions contemplated hereby and thereby shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

Section 22.7.          Jurisdiction and Process; Waiver of Jury Trial. (a) Each party hereto irrevocably submits for itself and its property to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)          The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

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ITT Holdings LLC	Note Purchase Agreement

(c)          Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)          The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*    *    *    *    *

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ITT Holdings LLC	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

ITT Holdings LLC

By
Name:
Title:

By
Name:
Title:

ITT Holdings LLC	Note Purchase Agreement

This Agreement is hereby

accepted and agreed to as

of the date hereof.

REDACTED

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Administrative Agent” means SunTrust Bank (or its assigns or successors thereunder), in its capacity as administrative agent for the lenders under the Credit Agreement or, upon the repayment in full of all amounts outstanding thereunder and the termination thereof, the Person holding the title of administrative agent (or other title with substantially the same or similar duties thereunder) under the Material Credit Facility (or, if more than one Material Credit Facility then exists, the administrative agent under the largest Material Credit Facility (such largest Material Credit Facility as determined by the principal amount of the lending commitments thereunder)).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company. For the avoidance of doubt, with respect to Macquarie Terminal Holdings LLC, the term Affiliate shall mean only Macquarie Infrastructure Company LLC and its direct and indirect Subsidiaries.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Canadian Subsidiary Existing Indebtedness” means the Indebtedness under the Credit Agreement of IMTT-Quebec Inc., a Canadian corporation, and IMTT-NTL, Ltd., a Canadian corporation, in an aggregate amount not to exceed the current “Canadian Commitment” (as defined in the Credit Agreement) of $50,000,000 in existence as of the date of this Agreement.

Schedule A
(to Note Purchase Agreement)

“Capital Lease Obligations” of any Person means all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, provided that leases that are or would be treated as operating leases in accordance with GAAP as in effect on December 31, 2014, shall continue to be accounted for as operating leases (but not Capital Lease Obligations) regardless of any changes in GAAP after December 31, 2014 that would otherwise require any of the obligations of the lessee thereunder to be treated as Capital Lease Obligations.

“Change of Control” means any event the result of which would be that (i) the Company shall fail to own and control, beneficially and of record, directly or indirectly, at least 80% of the outstanding Equity Interests (including without limitation both general and limited partnership interests and limited liability company membership interests) of International-Matex Tank Terminals, IMTT-Bayonne, IMTT-BX, IMTT-BC, Bayonne Industries, Inc. and IMTT Geismar (the “Specified Guarantors”), (ii) so long as any “Canadian Revolving Commitment” (as defined in the Credit Agreement) is in place under the Credit Agreement, the Company shall fail to own and control, beneficially and of record, 100% of the outstanding Equity Interests of IMTT-NTL Ltd. or at least 66 2/3% of the outstanding Equity Interests of IMTT-Quebec Inc., or (iii) the Macquarie Group or any part thereof shall fail to own and control, beneficially and of record, directly or indirectly, 100% of the Equity Interests in the Company or in IMTT Holdings Inc. (in each case in a fully diluted basis in accordance with GAAP).

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commercial Operation Date” shall mean the date on which a Material Project is substantially complete and commercially operable.

“Company” means ITT Holdings LLC, a Delaware limited liability company or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Consolidated Acquisition EBITDA Adjustments” means, for the Obligor Parties for any period, Consolidated EBITDA for such period attributable to any other Person that is acquired by, and itself becomes, an Obligor Party, or all or substantially all of the business or assets of any other Person or operating division or business unit of any other Person acquired by an Obligor Party, in each case during such period for a purchase price of at least $15,000,000 (as reasonably diligenced by the Obligor Parties).

A-2

“Consolidated EBITDA” means, for the Obligor Parties for any period, an amount equal to the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining Consolidated Net Income for such period, (A) Consolidated Interest Expense, (B) income tax expense determined on a consolidated basis in accordance with GAAP, (C) depreciation and amortization determined on a consolidated basis in accordance with GAAP, (D) all other non-cash charges (excluding write-offs and reserves for bad debt and accounts receivable) and (E) any management fee paid in cash or accrued during such period pursuant to the terms of the Management Agreement to the extent such payment or accrual is permitted to be made under Section 10.5, determined on a consolidated basis in accordance with GAAP, in each case for such period. Notwithstanding anything contained herein to the contrary, all interest income, rental income, interest expense and rental expense related to Intercompany Taxable Bonds and Intercompany Taxable Bond Obligations shall be excluded for purposes of calculating Consolidated EBITDA for all purposes of this Agreement.

“Consolidated Interest Expense” means, for the Obligor Parties for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) with respect to Hedging Transactions during such period (whether or not actually paid or received during such period). Notwithstanding anything contained herein to the contrary, all interest income, rental income, interest expense and rental expense related to Intercompany Taxable Bonds and Intercompany Taxable Bond Obligations shall be excluded for purposes of calculating Consolidated Interest Expense for all purposes of this Agreement.

“Consolidated Material Project EBITDA Adjustments” means, with respect to each Material Project:

(i)          prior to the Commercial Operation Date of a Material Project (but including the Fiscal Quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project) of an amount determined by the Company in its reasonable, good faith judgment (and as approved by the Administrative Agent), as the projected Consolidated EBITDA for any period attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts, tariffs, capital costs and expenses, scheduled Commercial Operation Date, commodity price assumptions and other factors deemed appropriate by the Company in its reasonable, good faith judgment (and as approved by the Administrative Agent)), which may, at the option of the Company, be added to actual Consolidated EBITDA for any period for the Fiscal Quarter in which construction of such Material Project commences and for each Fiscal Quarter thereafter until the Commercial Operation Date of such Material Project (including the Fiscal Quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100%; and

A-3

(ii)         beginning with the first full Fiscal Quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount determined by the Company in its reasonable, good faith judgment (and as approved by the Administrative Agent), equal to the projected Consolidated EBITDA attributable to such Material Project (determined in the same manner as set forth in clause (i) above) for the balance of the four full Fiscal Quarter period following such Commercial Operation Date, which may, at the Company’s option, be added to actual Consolidated EBITDA for such Fiscal Quarters.

Notwithstanding the foregoing:

(w)          no such additions shall be allowed with respect to any Material Project unless (a) the Company shall have delivered to the Administrative Agent under the Credit Agreement (with a copy to the holders of Notes) written pro forma projections of Consolidated EBITDA for any period attributable to such Material Project, and (b) the Administrative Agent shall have approved such projections and shall have received such other information and documentation as the Administrative Agent may request (with copies thereof to the holders of Notes);

(x)          the holders of Notes shall have been promptly, and in any event not later than 5 days thereof, notified of the approval of the Administrative Agent;

(y)          the aggregate amount of all Consolidated Material Project EBITDA Adjustments during any period shall be limited to 20% of the total Consolidated EBITDA for such period; and

(z)          in each case where the approval of the Administrative Agent is required or requested, if at any time the Material Credit Facility shall be terminated, the leverage ratio test (in which this definition is used) in the Material Credit Facility has been amended, waived or removed, in each case where the leverage ratio test is no longer in force under the Material Credit Facility in effect as of the date of this Agreement or the Administrative Agent shall otherwise be unable to undertake or otherwise be prohibited from undertaking such approval duties, then any such approval or consent shall be required from the Required Holders.

A-4

“Consolidated Net Income” means, for any period, the net income (or loss) of the Obligor Parties for such period determined on a consolidated basis in accordance with GAAP, excluding therefrom (to the extent otherwise included therein): (i) any extraordinary gains or losses in accordance with GAAP, (ii) any gains attributable to write-ups of assets, (iii) any income (or loss) of any Person accrued prior to the date it becomes an Obligor Party or is merged into or combined with an Obligor Party on the date that such Person’s assets are acquired by an Obligor Party (except as provided in clause (y) below) and (iv) any equity interest of the Obligor Parties in the unremitted earnings of any Person that is not an Obligor Party, but including without limitation (x) all cash dividends, distributions, interest and fees actually received by the Obligor Parties from Persons (other than the Obligor Parties, but including Unrestricted Subsidiaries) where the investments therein are accounted for using the equity method and (y) the net income (or loss) of any Person that was an Unrestricted Subsidiary on the first day of such period and becomes an Obligor Party during such period. Notwithstanding anything contained herein to the contrary, all interest income, rental income, interest expense and rental expense related to Intercompany Taxable Bonds and Intercompany Taxable Bond Obligations shall be excluded for purposes of calculating Consolidated Net Income for all purposes of this Agreement.

“Consolidated Net Tangible Assets” means, at any date, the net book value of all assets of the Company and its Subsidiaries, after deducting any reserves applicable thereto, which would be treated as intangible assets under GAAP, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any Restricted Subsidiary over the cost of the investment in such Restricted Subsidiary.

“Consolidated Total Funded Debt” means, as of any date, (i) all Indebtedness of the Obligor Parties measured on a consolidated basis as of such date, including without limitation the outstanding principal amount of the Notes, but excluding (w) Indebtedness of the type described in subsection (xi) of the definition thereto, (x) Intercompany Taxable Bond Obligations and (y) reimbursement obligations in connection with performance or surety bonds or guaranties or letters of credit (including any letters of credit under the Credit Agreement) and other obligations of a like nature entered into in the ordinary course of business in an aggregate amount not to exceed $15,000,000, less (ii) unrestricted, unencumbered cash or cash equivalents of the Obligor Parties in an aggregate amount not to exceed $75,000,000.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its direct and indirect parent companies. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

A-5

“Credit Agreement” means that certain Credit Agreement dated on or about May 21, 2015, as amended, amended and restated, modified, supplemented, revised or replaced from time to time among the Company, IMTT-Quebec, IMTT-NTL, Ltd., the Administrative Agent and the other financial institutions party thereto.

“Credit Rating” means a non-credit enhanced, senior unsecured long-term debt credit rating, as determined and published by either or both of Moody's and S&P.

“DBRS” means Dominion Bond Rating Service (Company)

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase bank, N.A., in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Disposition Repayment Date” is defined in Section 8.9.

“Disposition Response Date” is defined in Section 8.9.

“Disqualified Institutions” shall mean any of the following (the list of all such Persons, the “Disqualified Institutions List”): (i) those Persons specifically identified in writing by the Company to the Holders prior to May 21, 2015, (ii) those Persons who are competitors of the Company and its Subsidiaries that are separately and specifically identified in writing by the Company to the holders from time to time and (iii) in the case of clauses (i) and (ii), any of their Affiliates which are controlled, controlling or under common control (other than, in the case of clause (ii) above, any such Affiliate that is a bona fide debt fund or investment vehicle, that is not itself an operating company and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and whose managers have fiduciary duties to third party investors in such fund or investment vehicle independent of or in addition to their duties to such affiliated competitor identified pursuant to clause (ii) above) that are either separately and specifically identified in writing by the Company from time to time or clearly identifiable on the basis of such Affiliate’s name; provided that: (a) the provision of investment advisory services by a Person to a Plan which is owned or controlled by a Person which would otherwise be a Disqualified Institution shall not of itself cause the Person providing such services to be deemed to be a Disqualified Institution if such Person has established procedures which will prevent confidential information supplied to such Person by the Company from being transmitted or otherwise made available to such Plan or Person owning or controlling such Plan; and (b) in no event shall an Institutional Investor which maintains passive investments in any Person which is a Disqualified Institution be deemed a Disqualified Institution solely as a result of that passive investment, it being understood that the normal administration of such investments and the enforcement thereof shall be deemed to be part of the maintenance of passive investments.

A-6

Notwithstanding anything herein to the contrary, (1) any such Disqualified Institutions List (or any update or supplement or modification thereto) shall not become effective until two (2) Business Days after delivery to the holders, and shall not apply retroactively to disqualify a transfer under this Agreement that was effective prior to the effective date of such Disqualified Institutions List (or any update or supplement or modification thereto); (2) other than any Person specifically named by the Company on any such Disqualified Institutions List, any transferring holder shall not have any obligation to inquire as to whether any potential assignee is a competitor (or an Affiliate of a competitor) of the Company or its Subsidiaries and may conclusively rely on the Company’s designation or a representation by the potential transferee that it is not a competitor (or an Affiliate of a competitor) of the Company in the applicable agreement of transfer; and (3) Disqualified Institutions shall exclude any Person that the Company has designated as no longer being a Disqualified Institution by written notice to the holders from time to time. The term “competitor” used herein means any Person that is an operating company directly and primarily engaged in substantially similar business operations as the Company or its Subsidiaries.

“Disqualified Institutions List” has the meaning as set forth in the definition of Disqualified Institutions.

“Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of any Obligor Party directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

A-7

“Equity Interests” shall mean, for any Person, any non-redeemable capital stock, partnership interests, limited liability company interests or other equity interest of such Person, whether common or preferred, and of any class.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“ERISA Event” shall mean (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Company or any ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (vii) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (viii) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title I of ERISA or the penalty or excise tax provisions of the Code.

“Event of Default” is defined in Section 11.

“Excluded Domestic Holdco” means a Domestic Subsidiary all or substantially all of the direct and indirect assets of which consist of Equity Interests of one or more Excluded Foreign Subsidiaries.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary that is (a) a direct or indirect Subsidiary of an Excluded Foreign Subsidiary or (b) an Excluded Domestic Holdco.

“Excluded Foreign Subsidiary” means a Foreign Subsidiary which is (a) a controlled foreign corporation (as defined in the Code) or (b) a Foreign Subsidiary owned by a Foreign Subsidiary described in clause (a).

“Excluded Subsidiary” means any (a) Foreign Subsidiary or (b) Excluded Domestic Subsidiary.

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“Fiscal Quarter” means any fiscal quarter of the Company.

“Fiscal Year” means any fiscal year of the Company.

“Fitch Ratings” means Fitch Ratings, Inc.

“Foreign Obligor Party” means any Excluded Subsidiary on the date of this Agreement and any future Excluded Subsidiary appointed as a Restricted Subsidiary pursuant to Section 9.7(a).

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)          the government of

(i)          the United States of America or any state or other political subdivision thereof, or

(ii)         any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)          any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)          to purchase such indebtedness or obligation or any property constituting security therefor;

(b)          to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

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(c)          to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)          otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

“Guaranty Supplement” means the guaranty supplement in the form attached as Exhibit A to the Subsidiary Guaranty.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedging Obligations” of any Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions.

“Hedging Transaction” of any Person means (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“IMTT Holdings” means IMTT Holdings LLC (f/k/a IMTT Holdings Inc.), a Delaware limited liability company.

“INHAM Exemption” is defined in Section 6.2(e).

“Indebtedness” of any Person means, without duplication:

(i)          all obligations of such Person for borrowed money;

(ii)         all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii)        all obligations of such Person in respect of the deferred purchase price of property or services (other than (a) obligations in respect of customer advances received and held in the ordinary course of business and (b) trade payables incurred in the ordinary course of business; provided, that for purposes of Section 11(f), trade payables overdue by more than 120 days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures);

(iv)        all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person;

(v)         all Capital Lease Obligations of such Person;

(vi)        all obligations, contingent or otherwise, of such Person in respect of letters of credit (except letters of credit that support Indebtedness described in clauses (i) through (v) of this definition), acceptances or similar extensions of credit;

(vii)       all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above (without duplication of such Indebtedness);

(viii)      all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person;

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(ix)         all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person;

(x)          Off-Balance Sheet Liabilities; and

(xi)         any Hedging Obligations.

The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness expressly provide that such Person is not liable therefor. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (i) through (xi) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercompany Loan” means, collectively, (a) the $198,000,000 promissory note, dated July 31, 2014, of International Tank Terminal LLC payable to the order of Macquarie Terminal Holdings LLC and (b) the $2,000,000 promissory note, dated July 31, 2014, of ITT-Storage Inc. payable to the order of Macquarie Terminal Holdings LLC.

“Intercompany Taxable Bond Obligations” means the lease or loan obligations of the Company or any Subsidiary Guarantor owed to any Governmental Authority that has issued Intercompany Taxable Bonds, to the extent that all of the Intercompany Taxable Bonds are owned beneficially and of record by the Company or any Subsidiary Guarantor.

“Intercompany Taxable Bonds” means bonds issued by any Governmental Authority, the proceeds of which are applied to finance the purchase or development of any property that is owned by, or leased to, the Company or any Subsidiary Guarantor from time to time, so long as such bonds are owned beneficially and of record by the Company or any Subsidiary Guarantor and are for the purpose of obtaining ad valorem property tax exemptions and the amounts payable to the Company or any Subsidiary Guarantor in respect thereof along with the timing of such payments are in all material respects commensurate with the amounts payable to such Governmental Authority and the timing thereof.

“Interest Coverage Ratio” means, as of any date, the ratio of (i) Consolidated EBITDA for the four consecutive Fiscal Quarters ending on or immediately prior to such date, to (ii) Consolidated Interest Expense for the four consecutive Fiscal Quarters ending on or immediately prior to such date.

“Investments” has the meaning set forth in Section 10.4.

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“Leverage Ratio” means, as of any date, the ratio of (i) Consolidated Total Funded Debt as of such date to (ii) the sum of (A) Consolidated EBITDA, plus (B) any Consolidated Material Project EBITDA Adjustments, plus (C) any Consolidated Acquisition EBITDA Adjustments, in each case for the four consecutive Fiscal Quarters ending on or immediately prior to such date.

“Leverage Ratio Increase Election” has the meaning set forth in Section 10.10(a).

“Lien” means, with respect to any Person, any mortgage, lien (statutory or otherwise), hypthec, pledge, charge, security interest, hypothecation, assignment, deposit arrangement or other encumbrance having the practical effect of the foregoing, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease Obligations, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements). A negative pledge is not a Lien.

“Macquarie Group” means Macquarie Terminal Holdings LLC, a Delaware limited liability company, and any affiliate thereof.

“Make-Whole Amount” is defined in Section 8.6.

“Management Agreement” means the Services Agreement dated and effective as of January 1, 2015 by and among Macquarie Infrastructure Corporation, Macquarie Infrastructure Company LLC and their subsidiaries (as defined therein), as in effect on the date of Closing.

“Material Acquisition” has the meaning set forth in Section 10.10(a).

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Obligor Parties taken as a whole, (b) the ability of the Obligor Parties taken as a whole to perform their obligations under this Agreement, the Notes and the Subsidiary Guaranty or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)          the Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b)          if there is no Credit Agreement, any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by any Obligor Party, or in respect of which any Obligor Party is an obligor or otherwise provides a Guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

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“Material Project” means the construction or expansion of any capital project of the Obligor Parties, the aggregate capital cost of which exceeds $10,000,000.

“Maturity Date” is defined in the first paragraph of each Note.

“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Services, Inc.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Mark-to-Market Exposure” of any Person means, as of any date of determination with respect to any Hedging Obligations, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising under such Hedging Obligation. “Unrealized losses” means the fair market value of the cost to settle or terminate the Hedging Transaction giving rise to such final settlement obligation as of the date of determination (assuming the Hedging Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain in settling or terminating such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“Notes” is defined in Section 1.

"NRSRO" means S&P, Moody's, Fitch Ratings or DBRS.

“Obligor Parties” means the Company, Subsidiary Guarantors and the Foreign Obligor Parties. For purposes of clarity, Unrestricted Subsidiaries shall not be Obligor Parties.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

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“Off-Balance Sheet Liabilities” of any Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any Synthetic Lease Obligation or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Permitted Encumbrances” means:

(i)          Liens imposed by law for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

(ii)         statutory law Liens of landlords, carriers, warehousemen, mechanics, customs, construction contractors, materialmen and similar Liens arising by operation of law in the ordinary course of business for amounts not yet overdue for more than 60 days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(iii)        pledges and deposits made in the ordinary course of business (a) in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or (b) to secure reimbursement or indemnities in favor of providers of insurance in the ordinary course of business in connection with insurance (including self-insurance);

(iv)        deposits to secure the performance of bids, tenders, trade contracts, leases, governmental contracts, statutory obligations, surety, stays, customs, bids and appeal bonds, performance and return money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;

(v)         judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

(vi)        customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where any Obligor Party maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; and

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(vii)       easements, servitudes, rights-of-way, restrictions (including zoning, building and similar restrictions) encroachments, protrusions, covenants, variations in area of measurement, declarations on or with respect to the use of property, matters of record affecting title, liens restricting or prohibiting access to or form lands abutting on controlled access highways or covenants affecting the use to which lands may be put, and other similar encumbrances and title defects affecting real property that, individually or in the aggregate, do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of the business of the Obligor Parties taken as a whole or the use of the property for its intended purpose;

(viii)      Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business;

(ix)         (y) licenses, sublicenses, leases or subleases granted by any Obligor Party to another Person, and which do not materially interfere with the conduct of the business of the Obligor Parties taken as a whole and (z) any interest or title of a lessor, sublessor or licensor made under any lease or license agreement permitted by this Agreement to which any Obligor Party is a party; and

(x)          Liens on earnest money deposits not to exceed $250,000 in the aggregate at any time outstanding made in connection with any letter of intent or purchase agreement in respect of an anticipated acquisition permitted under this Agreement.

provided, that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness (other than any bank guarantees or letters of credit expressly permitted above).

“Permitted Investments” means:

(i)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States or Canada), in each case maturing within one year from the date of acquisition thereof;

(ii)         commercial paper having a rating of at least A1 or P1, at the time of acquisition thereof, by S&P or Moody’s and in either case maturing within 270 days from the date of acquisition thereof;

(iii)        certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof or Canada which has a combined capital and surplus and undivided profits of not less than $500,000,000 or the Canadian Dollar Equivalent thereof;

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(iv)        fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(v)         mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Priority Indebtedness” means (without duplication), as of the date of any determination thereof, the sum of (i) all Indebtedness of Subsidiaries (excluding (x) Indebtedness owing to any Obligor Party, (y) Indebtedness of any US Obligor Party and (z) the Canadian Subsidiary Existing Indebtedness), and (ii) all Indebtedness of the Obligor Parties secured by Liens other than Indebtedness secured by Liens permitted by clauses (a) through (h), inclusive, of Section 10.2.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Ratable Portion” means, in respect of any Note, an amount equal to the product of (x) the net available amount being applied to the repayment or prepayment of unsubordinated Indebtedness of the Company and its Subsidiaries multiplied by (y) a fraction, the numerator of which is the principal amount of such Note then outstanding and the denominator of which is the aggregate principal amount of all unsubordinated Indebtedness of the Company and its Subsidiaries then outstanding (including the Notes) that will be reduced or repaid with the net available amount (calculated prior to such reduction or repayment).

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“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment of any substance (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Required Holders” means at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means, for any Person, any dividend or distribution on any class of its Equity Interests, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of its Equity Interests, any Indebtedness subordinated to the Notes or any Guarantee thereof or any options, warrants, or other rights to purchase such Equity Interests or such Indebtedness, whether now or hereafter outstanding, or any payment of the management fee, service fee, consulting fee or other similar fees under the Management Agreement.

“Restricted Subsidiaries” means Subsidiaries of the Company other than the Unrestricted Subsidiaries.

“S&P” means Standard & Poor’s, a Division of the McGraw-Hill Companies.

“Sanctioned Person” is defined in Section 5.16(a).

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, chief accounting officer or chief banking officer, (or any other officer having substantially the same duties as any of the foregoing) of the Company.

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“Series” means each of the Series A Notes and Series B Notes.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Source” is defined in Section 6.2.

“Specified Guarantors” has the meaning set forth in the definition of Change in Control.

“Subject Quarter” is defined in Section 10.10(a)

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that executes and delivers a Subsidiary Guaranty. For the avoidance of doubt, no Excluded Subsidiary shall be required to enter into any Subsidiary Guaranty.

“Subsidiary Guaranty” means the Subsidiary Guaranty executed and delivered on the date of Closing substantially in the form attached hereto as Exhibit 9.7.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” means, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, and (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

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“Tax-Exempt Bond Obligations” means the lease or loan obligations of the Company or a Subsidiary Guarantor owed to any Governmental Authority that has issued Tax-Exempt Bonds.

“Tax-Exempt Bonds” means tax-exempt bonds issued by any Governmental Authority and supported by a letter of credit issued under the Credit Agreement (or purchased and held by the lenders under the Credit Agreement in lieu of a letter of credit), the proceeds of which are applied to finance the purchase or development of any property that is owned by, or leased back to, the Company or a Subsidiary Guarantor.

“Unrestricted Subsidiary” means any Subsidiary of the Company that has been designated in writing by the Company as an “Unrestricted Subsidiary.” As of the date of Closing, there is no Unrestricted Subsidiary.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“US Obligor Party” means any Obligor Party organized under the laws of the United States of America or any state thereof.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

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Schedule B

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount and Series of Notes to be Purchased

REDACTED

Schedule B
(to Note Purchase Agreement)

[Form of Series A Note]

ITT Holdings LLC

3.92% Guaranteed Senior Notes, Series A, Due May 21, 2025

No. RA-[_]	May 21, 2015
$[_______]	PPN: 46574* AA7

For Value Received, the undersigned, ITT Holdings LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on May 21, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.92% per annum from the date hereof, payable semiannually, on the 21st day of May and November in each year, commencing with the May or November next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.92% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of May 8, 2015 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Schedule 1-A
(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

ITT Holdings LLC

By
[Title]

By:
[Title]

[Form of Series B Note]

ITT Holdings LLC

4.02% Guaranteed Senior Notes, Series B, Due May 21, 2027

No. RB-[_]	May 21, 2015
$[_______]	PPN: 46574* AB5

For Value Received, the undersigned, ITT Holdings LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on May 21, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.02% per annum from the date hereof, payable semiannually, on the 21st day of May and November in each year, commencing with the May or November next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.02% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of May 8, 2015 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Schedule 1-B
(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

ITT Holdings LLC

By
[Title]

By:
[Title]

Form of Subsidiary Guaranty

[Attached]

Exhibit 9.7
(to Note Purchase Agreement)

Subsidiary Guaranty Agreement

Dated as of May 21, 2015

of

[Name of Guarantors]1

1 List of Subsidiary Guarantors to be completed by Company.

-i-

-ii-

Subsidiary Guaranty Agreement

THIS SUBSIDIARY GUARANTY AGREEMENT, dated as of May 21, 2015 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 15.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I.           ITT Holdings LLC, a Delaware limited liability company (the “Company”), has entered into a Note Purchase Agreement dated as of May 8, 2015 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”). Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.          The Company has authorized the issuance, pursuant to the Note Agreement, of (a) $325,000,000 aggregate principal amount of its 3.92% Guaranteed Senior Notes, Series A, due May 21, 2025 (the “Series A Notes”) and (b) $275,000,000 aggregate principal amount of its 4.02% Guaranteed Senior Notes, Series B, due May 21, 2027 (the “Series B Notes” and together with the Series A Notes, the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

III.         It is a condition to the Agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect. Therefore and pursuant to the Note Agreement, the Company is required to cause each Guarantor to deliver this Guaranty Agreement to the Purchasers.

IV.          Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. Each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

NOW THEREFORE, in compliance with the Note Agreement and in order to induce the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1.          Guaranty.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the (a) due and punctual payment in full of (i) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (ii) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein) and (b) the performance of all of the Company’s obligations under the Note Agreement, all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Section 2.          Obligations Absolute.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and, except as specifically provided in Section 11 hereof, shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3.          Waiver.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

Section 4.          Obligations Unimpaired.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5.          Subrogation and Subordination.

(a)          Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)          Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.

(c)          If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d)          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

(e)          Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

Section 6.          Reinstatement of Guaranty.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.          Rank of Guaranty.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

Section 8.          [Intentionally Omitted].

Section 9.          Representations and Warranties of Each Guarantor.

Each Guarantor represents and warrants to each holder as follows:

Section 9.1.          Organization; Power and Authority. Such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 9.2.          Authorization, Etc. This Guaranty Agreement has been duly authorized by all necessary company action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 9.3.          Compliance with Laws, Other instruments, Etc. The execution, delivery and performance by such Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under any (i) indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which such Guarantor is bound or by which such Guarantor or any of their respective properties may be bound or affected or (ii) limited liability company or corporate charter, operating agreement or by-laws or any other legal entity organizational documents or members or shareholders agreement or similar agreement or (b) result in the creation of any Lien in respect of any property of such Guarantor under any of the agreements, instruments or documents described in the foregoing clause (a) or (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor, except in each case (excluding clauses (a)(i) and (ii) herein) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.          Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement, except in each case that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.          Information regarding the Company. Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders. Such Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 9.6.          Solvency. Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

Section 10.         [Intentionally Omitted.]

Section 11.         Term of Guaranty Agreement.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6, provided that if, in compliance with the terms and provisions of the Note Agreement, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred to a Person or Persons none of which is an Obligor Party in a transaction permitted under the Note Agreement and a Responsible Officer of the Company shall have delivered an Officer’s Certificate to the holders of Notes certifying such compliance, such Guarantor shall, upon the consummation of such sale or transfer or other transaction and delivery of such certificate, be automatically released from its obligations under this Guaranty Agreement.

Section 12.         Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 13.         Amendment and Waiver.

Section 13.1.          Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 11 or 13 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

Section 13.2.          Solicitation of Holders of Notes.

(a)          Solicitation. Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)          Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

(c)  Consent in Contemplation of Transfer. Any consent made pursuant to this Section 13 by a holder that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate (including any Guarantor) of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 13.3.          Binding Effect. Any amendment or waiver consented to as provided in this Section 13 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 13.4.          Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

Section 14.         Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(a)          if to any Guarantor, to [__________________________________], or such other address as such Guarantor shall have specified to the holders in writing, or

(b)          if to any holder, to such holder at the addresses specified for such communications set forth in Schedule B to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

Section 15.         Miscellaneous.

Section 15.1.          Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

Section 15.2.          Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.3.          Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 15.4.          Further Assurances. Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 15.5.          Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 15.6.          Jurisdiction and Process; Waiver of Jury Trial. (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)          Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 15.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 14 or at such other address of which such holder shall then have been notified pursuant to Section 14. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)          Nothing in this Section 15.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)          The Guarantors and the Holders hereby waive trial by jury in any action brought on or with respect to this Guaranty Agreement or other document executed in connection herewith.

Section 15.7.          [Intentionally Omitted.].

Section 15.8.          Reproduction of Documents; Execution. This Guaranty Agreement may be reproduced by any holder by any photographic, photo static, electronic, digital, or other similar process and such holder may destroy any original document so reproduced. Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 15.8 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

[Name of Guarantor]

By:
Name:
Title:

Notice Address for such Guarantor

[NAME OF GUARANTOR]

[Name of Guarantor]

By:
Name:
Title:

Notice Address for such Guarantor

Exhibit A

Guarantor Supplement

This Guarantor Supplement (the “Guarantor Supplement”), dated as of [__________, 20__] is made by [__________], a [____________] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:

Preliminary Statements:

I.           Pursuant to the Note Purchase Agreement dated as of May 8, 2015 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among ITT Holdings LLC, a Delaware limited liability company (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold of (a) $325,000,000 aggregate principal amount of its 3.92% Guaranteed Senior Notes, Series A, due May 21, 2025 (the “Series A Notes”) and (b) $275,000,000 aggregate principal amount of its 4.02% Guaranteed Senior Notes, Series B, due May 21, 2027 (the “Series B Notes” and together with the Series A Notes, the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

II.          The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of May 21, 2015 executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 15.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III.         The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV.          Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

Now therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at sated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations ( as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d)  makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 15.6 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 14 of the Guaranty Agreement is set forth below.

In Witness Whereof, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[Name of Guarantor]

By:
Name:
Title:

Notice Address for such Guarantor

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